UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — May 13, 2011

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2011, Assured Guaranty Ltd. (the “Company”) announced that its named executive officer Robert B. Mills has been appointed Chief Operating Officer and that its named executive officer Robert A. Bailenson has been appointed Chief Financial Officer. Mr. Bailenson will continue to perform the function of principal accounting officer. Both appointments are effective June 1, 2011. A copy of the press release announcing these events is attached hereto as Exhibit 99.1, and is hereby incorporated herein by reference. In connection with such appointments, Mr. Mills and Mr. Bailenson entered into letter agreements with the Company that are attached on Exhibit 10.1 and 10.2, respectively, and are hereby incorporated herein by reference.

For additional information on the age, position and business experience of Mr. Mills and Mr. Bailenson, see “Executive Officers of the Company,” which is set forth at the end of Part I of the Company’s annual report on Form 10-K for the year ended December 31, 2010 and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits

Exhibit Number	Description
10.1	Letter Agreement with Robert B. Mills dated May 13, 2011

10.2	Letter Agreement with Robert A. Bailenson dated May 13, 2011

99.1	Assured Guaranty Ltd. Press Release dated May 13, 2011 announcing appointment of certain named executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

	By:	/s/ James M. Michener
		Name:	James M. Michener
		Title:	General Counsel

DATE: May 13, 2011

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement with Robert B. Mills dated May 13, 2011

10.2	Letter Agreement with Robert A. Bailenson dated May 13, 2011

99.1	Assured Guaranty Ltd. Press Release dated May 13, 2011 announcing appointment of certain named executive officers